Exhibit 99.2

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2002-3

Section 5.2 - Supplement				Distribution Date:	03/16/2009
				Period Type:	Revolving

(i)	Monthly Principal Distributed		0.00		0.00

(ii)	Monthly Interest Distributed

	Class A Note Interest Requirement		590,625.00
	Class B Note Interest Requirement		71,268.75
	Net Class C Note Interest Requirement		137,510.06		799,403.81

(iii)	Collections of Principal Receivables				205,417,906.98

(iv)	Collections of Finance Charge Receivables				16,793,462.21

(v)	Aggregate Amount of Principal Receivables				9,430,248,817.89
	Investor Interest				1,500,000,000.00
	Adjusted Interest				1,500,000,000.00
	Floating Investor Percentage				15.91%
	Fixed Investor Percentage				15.91%

(vi)	Receivables Delinquent (As % of Total Receivables)
	Current to 29 days				95.36%
	30 to 59 days				1.24%
	60 to 89 days				1.07%
	90 or more days				2.33%

	Total Receivables				100.00%

(vii)	Investor Default Amount				8,696,087.17

(viii)	Investor Charge-Offs				0.00

(ix)	Reimbursed Investor Charge-Offs				0.00

(x)	Net Investor Servicing Fee				625,000.00

(xi)	Portfolio Yield (Net of Defaulted Receivables)				7.64%

(xii)	Reallocated Principal Collections				0.00

(xiii)	Accumulation Shortfall				0.00

(xiv)	Principal Funding Investment Proceeds				0.00

(xv)	Principal Funding Investment Shortfall				0.00

(xvi)	Available Investor Finance Charge Collections				15,551,556.71

(xvii)	Note Rate	Class A	0.62500%
		Class B	0.90500%
		Class C	1.48500%
(xviii)	Spread Account				15,000,000.00

By:	/s/ PATRICIA M. GARVEY
Name:	Patricia M. Garvey
Title:	Vice President

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2003-4

Section 5.2 - Supplement				Distribution Date:	03/16/2009
				Period Type:	Revolving

(i)	Monthly Principal Distributed		0.00		0.00

(ii)	Monthly Interest Distributed
	Class A Note Interest Requirement		317,441.25
	Class B Note Interest Requirement		42,059.06
	Net Class C Note Interest Requirement		77,229.49		436,729.80

(iii)	Collections of Principal Receivables				99,285,321.71

(iv)	Collections of Finance Charge Receivables				8,116,840.07

(v)	Aggregate Amount of Principal Receivables				9,430,248,817.89
	Investor Interest				725,000,000.00
	Adjusted Interest				725,000,000.00
	Floating Investor Percentage				7.69%
	Fixed Investor Percentage				7.69%

(vi)	Receivables Delinquent (As % of Total Receivables)
	Current to 29 days				95.36%
	30 to 59 days				1.24%
	60 to 89 days				1.07%
	90 or more days				2.33%

					100.00%
	Total Receivables

(vii)	Investor Default Amount				4,203,108.80

(viii)	Investor Charge-Offs				0.00

(ix)	Reimbursed Investor Charge-Offs				0.00

(x)	Net Investor Servicing Fee				302,083.33

(xi)	Portfolio Yield (Net of Defaulted Receivables)				7.64%

(xii)	Reallocated Principal Collections				0.00

(xiii)	Accumulation Shortfall				0.00

(xiv)	Principal Funding Investment Proceeds				0.00

(xv)	Principal Funding Investment Shortfall				0.00

(xvi)	Available Investor Finance Charge Collections				7,512,673.40

(xvii)	Note Rate	Class A	0.69500%
		Class B	1.10500%
		Class C	1.70500%

(xviii)	Spread Account				7,250,000.00

By:	/s/ PATRICIA M. GARVEY
Name:	Patricia M. Garvey
Title:	Vice President